UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 10, 2024, Carisma Therapeutics Inc. (the “Company”) received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company no longer satisfied Nasdaq Listing Rule 5450(b)(2)(A), which requires the Company to maintain a minimum market value of listed securities (“MVLS”) of $50.0 million (the “MVLS Rule”) for continued listing on The Nasdaq Global Market. In accordance with Nasdaq Listing Rule 5810(c)(3) (the “Grace Period Rule”), Nasdaq provided the Company 180 calendar days, or until April 8, 2025 (the “Compliance Date”), to regain compliance with the MVLS Rule.

On April 10, 2025, Nasdaq notified the Company that, based upon the Company’s continued non-compliance with the MVLS Rule as of the Compliance Date, the Company’s securities were subject to delisting from Nasdaq unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further suspension or delisting action by Nasdaq at least until a hearing is held and any extension that the Panel may grant to the Company following the hearing has expired. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Also on April 10, 2025, Nasdaq notified the Company that it no longer satisfied Nasdaq Listing Rule 5450(b)(2)(C), which requires the Company to maintain a minimum market value of publicly held shares (“MVPHS”) of $15.0 million (the “MVPHS Rule”) for continued listing on The Nasdaq Global Market. In accordance with the Grace Period Rule, Nasdaq provided the Company 180 calendar days, or until October 7, 2025, to regain compliance with the MVPHS Rule.

Additionally, and as previously disclosed, on January 6, 2025, Nasdaq notified the Company that it no longer satisfied Nasdaq Listing Rule 5450(a)(1), which requires the Company to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule” together with the MVLS Rule and the MVPHS Rule, the “Price-based Rules”) for continued listing on The Nasdaq Global Market. In accordance with the Grace Period Rule Nasdaq granted the Company 180 calendar days, through July 7, 2025, to regain compliance with the Bid Price Rule.

To evidence compliance with the Price-based Rules, an issuer must evidence compliance with the applicable minimum threshold for at least ten, but generally not more than 20, consecutive business days. Although the Company is considering all available options to regain compliance with the applicable listing criteria, there can be no assurance that the Company will be able to do so.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations, including regaining compliance with the Price-based Rules during any compliance period or in the future, otherwise meeting Nasdaq compliance standards, being granted by Nasdaq any relief from suspension or delisting, or ultimately meeting applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By:	/s/ Steven Kelly
Date: April 16, 2025		Steven Kelly
President and Chief Executive Officer